                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  CONFIDENTIAL, FOR USE OF THE
[X]  Definitive Proxy Statement              COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14a-6(e)(2))
[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                     New Hampshire Thrift Bancshares, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                           Richard A. Schaberg, Esq.
                            Thacher Proffitt & Wood
                     1500 K Street, Washington, D.C. 20005
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:


     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:


     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

     (3) Filing Party:

         -----------------------------------------------------------------------

     (4) Date Filed:

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Notes:

                [LOGO OF THRIFT BANCSHARES, INC. APPEARS HERE]

                                                                  March 7, 1997

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of New Hampshire Thrift Bancshares, Inc. to be held on April 9, 1997, at the Lake Sunapee Bank Building, 1868 Room, 9 Main Street, Newport, New Hampshire, at 10:00 a.m.

  The items of business which will be considered and voted upon this year are explained in the accompanying Proxy Statement. Even if you are planning to attend, please complete and return the enclosed Proxy Card. This will guarantee that your preference will be expressed, and you will still be able to vote your shares in person if you attend.

  If you have any questions about the Proxy Statement or the 1996 Annual Report, please let us hear from you.

                                          Sincerely,

                                          /s/ John J. Kiernan

                                          John J. Kiernan
                                          Chairman of the Board

                     NEW HAMPSHIRE THRIFT BANCSHARES, INC.
                    THE CARRIAGE HOUSE, POST OFFICE BOX 37
                        NEW LONDON, NEW HAMPSHIRE 03257
                                (603) 526-2116

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 9, 1997

  Notice is Hereby Given to shareholders of New Hampshire Thrift Bancshares, Inc. ("NHTB") that the Annual Meeting of such shareholders will be held at 10:00 a.m. on the 9th day of April, 1997, at the Lake Sunapee Bank Building, 1868 Room, 9 Main Street, Newport, New Hampshire for the following purposes:

    1. To elect four Class I Directors for terms of three years, each expiring at the Annual Meeting in 2000;

    2. To ratify the appointment of Shatswell, MacLeod & Company, P.C. as independent auditors for the fiscal year 1997; and

    3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

  NOTE: THE MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS THAT MAY COME BEFORE
          THE MEETING.

  The date fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on February 14, 1997.

                                          By Order of the Board of Directors,

                                          /s/ Linda L. Oldham

                                          Linda L. Oldham
                                          Secretary

March 7, 1997
New London, New Hampshire

  THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING IF YOU DESIRE, AND YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING. PLEASE INDICATE ON THE PROXY CARD IF YOU WILL BE ATTENDING THE MEETING.

                     NEW HAMPSHIRE THRIFT BANCSHARES, INC.
                    THE CARRIAGE HOUSE, POST OFFICE BOX 37
                        NEW LONDON, NEW HAMPSHIRE 03257
                                (603) 526-2116

                               ----------------

                                PROXY STATEMENT

                               ----------------


                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of New Hampshire Thrift Bancshares, Inc. ("NHTB" or the "Company") for use at the Annual Meeting of the shareholders of the Company to be held on Wednesday, April 9, 1997, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders.

  Any shareholder giving a Proxy may revoke it before it is voted by notifying the Secretary of the Company in writing before or at the meeting, by executing and delivering a Proxy with a later date, or by voting in person at the meeting. All Proxies will be voted as directed by the shareholder on the Proxy Card, and if no choice is specified, they will be voted FOR the listed proposals. The Board of Directors knows of no other matters to be voted upon at the Annual Meeting.

  The only outstanding class of stock issued by the Company and entitled to vote at the Annual Meeting is its Common Stock $0.01 par value. Only shareholders of record of such Common Stock at the close of business on February 14, 1997, are entitled to notice of and to vote at the Annual Meeting. On that date, 2,181,587 shares of Common Stock were issued and outstanding of record. Holders of record of such common shares on February 14, 1997, are entitled to one vote for each share held on any matter which may properly come before the meeting.

  The By-laws of the Company provide that one-third of the outstanding shares entitled to vote represented in person or by proxy constitutes a quorum. In advance of the Annual Meeting of Shareholders the Board of Directors will appoint one to three Inspectors of Election whose duties include: determining the number of shares entitled to vote, shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; receiving votes or ballots; hearing and determining all challenges and questions arising in connection with the right to vote; counting and tabulating all votes; determining the results; and conducting the election or vote with fairness to all shareholders. Each nominee for Director, in order to be elected, must receive a majority of the votes cast, and a majority of the votes cast is required for the appointment of independent auditors. Abstentions in each case will be treated as votes against the nominee or proposal.

  As of February 14, 1997, no person or groups of persons, as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, was known by the Company to own beneficially more than 5% of the Company's outstanding common stock.

  The cost of solicitation of Proxies by the Board of Directors will be borne by the Company. The Company has engaged Morrow & Co., Inc. to assist in the solicitation of Proxies for the meeting. The Company will pay Morrow & Co., Inc. $4,000 in fees for its services, and will reimburse it for its out-of-pocket expenses. In addition to solicitation by mail and by Morrow & Co., Inc., Proxies may be solicited by Directors, executive officers and employees of the Company personally or by telephone or telegram. Proxy materials may be also distributed by banks, brokers, custodians and other like parties to the beneficial owners of the Common Stock of the Company, and the Company may reimburse such institutions for their out-of-pocket expenses incurred in connection therewith.

  The Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about March 7, 1997. They are accompanied by the Company's 1996 Annual Report to Shareholders.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Under the Company's By-laws, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice of such business in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

  In order for a shareholder proposal to be considered for inclusion in the Proxy Statement and Proxy, it must be received by the Company not less than 120 calendar days in advance of the date the Company mailed its Proxy Statement to shareholders in connection with the previous year's annual meeting. Thus, for shareholder proposals to be considered for inclusion in the Proxy Statement and Proxy for the 1998 meeting, they must be received no later than November 7, 1997.

                    PROPOSAL I--ELECTION OF FOUR DIRECTORS

  At this Annual Meeting, four Directors are to be elected for three-year terms. Seven Directors will continue in office for the remainder of their original terms. The shares represented by proxies, as solicited by the Board of Directors, will be voted for the four persons nominated by the Board who are profiled in this statement. All nominees of the Board have indicated that they are willing and able to serve as Directors if elected. If any nominee should become unable or unwilling to serve, which is not now anticipated, the persons named as proxies will vote in accordance with the best judgment for such other person or persons as may be nominated by the Board of Directors.

  The Board of Directors of the Company is divided into three classes having overlapping terms, designated as Classes I, II and III, respectively. Each Class consists of approximately one-third ( 1/3) of the number constituting the entire Board. The Company's Certificate of Incorporation calls for the Classes to have staggered three-year terms so that the term of only one Class of Directors expires in a given year. The Class I Directors whose current terms will expire at the Annual Meeting are Ralph B. Fifield, Jr., John A. Kelley, Jr., Jack H. Nelson and Priscilla W. Ohler. The Board has nominated Messrs. Fifield, Kelley, Nelson and Ms. Ohler to be elected for three-year terms.

  The Certificate of Incorporation provides that the number of Directors of the Company shall be not less than seven (7) nor more than fifteen (15), with the exact number within these limitations to be as stated in the Company's By-laws. The By-laws currently establish the number of Directors at eleven.

  All of the Directors of the Company also serve and are compensated as Directors of the Company's principal subsidiary, Lake Sunapee Bank, fsb ("LSB"). The Chairman of the Board of Directors receives an annual retainer of $16,000. Each other Director of LSB, who is not an employee thereof, receives an annual retainer of $11,000 plus an additional $100 for each committee meeting attended.

  The Board of Directors of the Company held 16 meetings in fiscal 1996. Each Director attended more than 75% of the meetings of the Board of Directors and each Director attended more than 75% of the meetings of the Committees on which he/she served, unless such absences were otherwise excused by the Board of Directors.

  The Executive Committee of NHTB held six meetings in 1996. Members of the Executive Committee are Directors Ensign, Kelley, Kiernan, Theroux and Weed. The Executive Committee, when the Board of Directors is not in session, exercises all of the authority of the Board.

  Other than the Executive Committee, the Company does not have separate standing committees of the Board of Directors, but rather utilizes the committees of LSB as described below.

  The Audit Committee of LSB held three meetings in fiscal 1996. The Audit Committee members are Directors Fifield, Kiernan, Morrow, Ohler and Smith. The function of the Audit Committee is to review reports by LSB's internal auditor and independent public accountants, and to make recommendations to management, based upon its review of these reports, for improved or changed operating procedures that it considers desirable or necessary. Minutes of the meetings of the Audit Committee are reported to the Board of Directors of LSB and the Company.

  The Retirement Committee of LSB held one meeting in 1996. The Retirement Committee consists of Directors Ensign, Kelley, Kiernan, Theroux and Weed. The Committee administers the Qualified Defined Benefit Plan and the Profit Sharing--Stock Ownership Plan adopted by LSB. The Compensation Committee of LSB held one meeting in 1996. It is composed of Directors Johannessen, Kelley, Kiernan and Weed. The Compensation Committee establishes the remuneration arrangements for employees and Directors of LSB and administers the Company's Stock Option Plans.

  The full Board of Directors acts as a Nominating Committee for the Company. Nominations, other than those made by or at the direction of the Board of Directors of the Company, must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company, not less than 30 nor more than 90 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely, must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting is mailed or such public disclosure was made.

    GENERAL INFORMATION ABOUT NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE
                                   OFFICERS

  Set forth below is certain biographical information with respect to the nominees, the continuing Directors and Executive Officers. Each of these persons has been engaged in the principal occupation or employment specified for the past five years unless otherwise noted.

CLASS I DIRECTORS--TERMS TO EXPIRE IN 1997

  Ralph B. Fifield Jr., age 72, retired in 1995 from his position as Executive Vice President of LSB. From April 1987 to August 1990, Mr. Fifield was employed as a regional president of BankEast Corporation, Hanover, New Hampshire. Prior to that, he was a Senior Vice President at the First National Bank of Boston where he retired after 37 years of service.

  John A. Kelley, Jr., age 67, is a retired building contractor from Warner, New Hampshire, and is the owner of a commercial laundromat located in Warner, New Hampshire. He has served as a Director of LSB since 1975, and NHTB since 1989.

  Jack H. Nelson, age 52, a resident of Hanover, New Hampshire, is the Chairman of the Board of Directors of North East Environmental Products Inc., a manufacturer and distributor of water treatment equipment. Additionally, Mr. Nelson is President of the Hanover Water Company and serves as a Selectman for the town of Hanover.

  Priscilla W. Ohler, age 72, has resided in New London, New Hampshire for over 40 years. She is a volunteer in various state and community activities. Mrs. Ohler has served as a Director of LSB since 1981, and NHTB since 1989.

CLASS II DIRECTORS--TERMS TO EXPIRE IN 1998

  John J. Kiernan, age 70, has been associated with LSB since 1960. He has served as a Director of the Bank since 1968 and was elected Chairman of the Board in 1984. He has served as a Director and Chairman of the Board of NHTB since 1989. Prior to his retirement on December 31, 1991, he served as Chief Executive Officer of LSB and President and Chief Executive Officer of NHTB. Mr. Kiernan is the father-in-law of Stephen R. Theroux.

  Stephen R. Theroux, age 47, was elected Executive Vice President and Chief Financial Officer of LSB effective May, 1987. He has served as a Director of LSB since 1986. Mr. Theroux is Executive Vice President, Chief Financial Officer, and Director of NHTB having served in such capacities since 1989. Mr. Theroux is the son-in-law of John J. Kiernan.

  Perry R. Smith, Jr., age 75, is the former owner of Lake Sunapee Realty Company in Sunapee, New Hampshire. He was formerly a Vice President of Community Savings Bank, Rochester, New York. Mr. Smith has served as a Director of LSB since 1980, and NHTB since 1989.

CLASS III DIRECTORS--TERMS TO EXPIRE IN 1999

  Leonard R. Cashman, age 54, a resident of Etna, New Hampshire, is an owner and a partner of C.O.H. Properties, and owner, President and a Director of C.O.H. Enterprises, Inc., and a partner in Etna Real Estate Associates. He is also involved in the marketing of specialized group medical insurance products. He was formerly Vice President and General Manager of P&C Foods, Inc.

  Stephen W. Ensign, age 49, has been associated with LSB since 1971 and served as Senior Vice President, Senior Loan Officer and Executive Vice President prior to his election as President, Chief Operating Officer and Director, effective May 1987. On January 1, 1992 he was elected Chief Executive Officer of LSB. Mr. Ensign is a Director of NHTB, having served in such capacity since 1989. Formerly its Executive Vice President, he was elected President and Chief Executive Officer of the Company effective January 1, 1992.

  Dennis A. Morrow, age 60, is Sales Manager of Cote and Reney Lumber Company in Grantham, New Hampshire, and has been associated with this firm for 19 years. He has served as a Director of LSB since 1984 and NHTB since 1989.

  Kenneth D. Weed, age 70, is a partner of L.E. Weed & Sons, a cement manufacturer located in Newport, New Hampshire. He has served as a Director of LSB since 1973, and NHTB since 1989.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  Since the formation of the Company in April 1989, none of its Executive Officers and Directors have received any compensation from the Company. The Directors and Executive Officers have received all of their remuneration from LSB.

  The following table provides certain summary information concerning compensation paid or accrued by LSB to or on behalf of the Company's Chief Executive Officer and Chief Financial Officer for the last three fiscal years ended December 31, 1996. During that time, no other Executive Officer received compensation in excess of $100,000.

                                                                  LONG TERM COMPENSATION
                                                                --------------------------
                                    ANNUAL COMPENSATION               AWARDS       PAYOUTS
                             ---------------------------------- ------------------ -------
                                                                RESTRICTED
                                                   OTHER ANNUAL   STOCK             LTIP    ALL OTHER
                                   SALARY   BONUS  COMPENSATION  AWARD(S)  OPTIONS PAYOUTS COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   ($)      ($)       $(1)        ($)       (#)   ($)(2)     ($)(3)
---------------------------  ---- -------- ------- ------------ ---------- ------- ------- ------------
Stephen W. Ensign, CEO..     1996 $135,000 $ 10,618    --          --       6,500    --          --
                             1995 $125,000 $ 6,250     --          --       8,855    --      $14,556
                             1994 $125,000     --      --          --         --     --      $31,069
Stephen R. Theroux,          1996 $ 95,000 $ 7,472     --          --       4,600    --          --
 CFO....................     1995 $ 95,000 $ 4,750     --          --         --     --          --
                             1994 $ 95,000 $ 3,200     --          --         --     --          --

--------
(1) LSB furnishes automobiles for Messrs. Ensign and Theroux and pays certain club dues to promote and facilitate the business of LSB. Messrs. Ensign and Theroux are responsible for any personal use of the automobile. LSB has determined, in each case, that the value of such "perquisites" and personal benefits does not exceed the lesser of $50,000 or 10% of the executive officer's combined salary and bonus.
(2) Neither the Company nor LSB have a Long-Term Incentive Plan.
(3) Includes amount paid in return for the cancellation of stock options. In addition, LSB makes an annual contribution to its Qualified Defined Benefit Plan on behalf of Messrs. Ensign and Theroux and all other eligible employees. The Plan Administrator, National Life Insurance Company of Vermont, is not able to determine the contribution made by LSB attributable to Messrs. Ensign and Theroux or any other employee individually. See discussion under "Retirement Plan."

                     EMPLOYMENT CONTRACTS AND TERMINATION
                           OF EMPLOYMENT AGREEMENTS

  The Company has entered into an employment agreement with Stephen W. Ensign as Chief Executive Officer. The employment agreement is for a period of five years and extends automatically for one additional year on each anniversary date unless either LSB or Mr. Ensign gives contrary written notice in advance. For 1997, the Board has set Mr. Ensign's salary at $150,000. The employment agreement provides for participation in discretionary bonuses, retirement and employment benefit plans and other fringe benefits available to LSB's executive employees.

  The Board of Directors may terminate the employment agreement of Mr. Ensign at any time with or without cause. However, termination without cause would subject LSB to liability for an amount equal to the salary for the remaining term of the agreement without an offset for compensation received from any new employment. Under the terms of the agreement, in the event of a change in control of NHTB or LSB resulting in termination of the agreements, LSB would be liable for an amount equal to five times Mr. Ensign's average salary in the previous five years. Change in control for purposes of the agreement occurs when any person becomes the beneficial owner of 25% or more of the voting shares of LSB's outstanding securities or, if as a result of or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, a majority of the Board of Directors is not constituted by individuals who were directors before such transaction.

  LSB has also entered into an employment agreement with Stephen R. Theroux, Executive Vice President and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of LSB. In the event of a change in control of NHTB or LSB resulting in termination of the agreement, LSB would be liable for an amount equal to five times Mr. Theroux's average salary in the previous five years. Change in control has the same meaning in Mr. Theroux's employment agreement as it does in Mr. Ensign's employment agreement. If a change of control occurred, the severance amount payable to Mr. Theroux exceeds $100,000. Mr. Theroux's annual base salary for fiscal 1997 has been set at $110,000.

                              STOCK OPTION PLANS

  NHTB currently has two incentive stock option plans (the "1986 Plan" and the "1987 Plan") which are intended to provide for the granting of "incentive stock options" under Section 422 of the Internal Revenue Code (the "Code"). All salaried employees are eligible to be granted options under the 1986 and 1987 Plans. NHTB also has a stock option plan (the "1996 Plan") which provides for the grant of incentive stock options and non-qualified stock options. All salaried employees and directors are eligible to be granted options under the 1996 Plan.

  As of March 1, 1997, options to purchase 25,170 shares have been granted and remain available for exercise under the 1986 Plan and options to purchase 65,457 shares have been granted and remain available for exercise under the 1987 Plan. Under the 1996 Plan, options to purchase 48,000 shares have been granted and remain available for exercise, while options for 120,950 shares are available for future grant.

  The Plans are administered by the Compensation Committee of the Board of LSB. As to incentive stock options, the Committee recommends the employees to whom options are to be granted and the number of shares to be granted, based upon the employee's length of service, compensation level and his or her responsibilities, duties and functions.

  No option is exercisable after the expiration of 10 years from the date it was granted. During the optionee's lifetime, only the optionee can exercise the option. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution. As to incentive stock options the aggregate fair market value of the stock for which any employee may be granted options in any calendar year generally may not exceed $100,000 plus any "unused limit carryover" to such year, as defined in
Section 422A(c) of the Code. In addition, no grant may be made to any employee owning more than 10% of the shares of NHTB unless the exercise price is at least 110% of the share's fair market value and such option is not exercisable more than five years following the option grant.

  NHTB will receive no monetary consideration for the granting of incentive stock options. Upon the exercise of options, NHTB receives payment from optionees in exchange for shares issued. During the last fiscal year, the Company did not adjust or amend the exercise price of stock options previously awarded.

  The following table provides information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year.

  AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION
                                    VALUES

                                                                      VALUE OF
                                                      NUMBER OF     UNEXERCISED
                                                     UNEXERCISED    IN-THE-MONEY
                                                     OPTIONS AT      OPTIONS AT
                             SHARES                   FY-END(#)      FY-END($)
                            ACQUIRED       VALUE    EXERCISABLE/    EXERCISABLE/
   NAME                  ON EXERCISE(#) REALIZED($) UNEXERCISABLE UNEXERCISABLE(3)
   ----                  -------------- ----------- ------------- ----------------
Stephen W. Ensign(1)....       N/A           N/A       26,022         $103,017
Stephen R. Theroux(2)...     3,000        $6,858       16,632         $ 63,076

--------
(1) All of Mr. Ensign's unexercised options are exercisable. The number of unexercised options consists of 8,855 under the 1986 Plan and 17,167 under the 1987 Plan.
(2) All of Mr. Theroux's unexercised options are exercisable. The number of unexercised options consists of 6,725 under the 1986 Plan and 9,907 under the 1987 Plan.
(3) Based upon a market price of $12.625 per share at December 31, 1996, minus the exercise price.

  The following information sets forth certain information concerning options granted to Messrs. Ensign and Theroux during 1996.

                                                                        POTENTIAL REALIZABLE
                                                                      VALUE AT ASSUMED ANNUAL
                                                                        RATES OF STOCK PRICE
                                                                          APPRECIATION FOR
                                      INDIVIDUAL GRANTS                     OPTION TERM
                         -------------------------------------------- ------------------------
                         NUMBER OF
                         SECURITIES % OF TOTAL
                         UNDERLYING  OPTIONS   EXERCISE OR
                          OPTIONS   GRANTED TO BASE PRICE  EXPIRATION
   NAME                   GRANTED   EMPLOYEES   ($/SHARE)     DATE       5%($)       10%($)
   ----                  ---------- ---------- ----------- ---------- ----------- ------------
Stephen W. Ensign.......   6,500       13.0%     $10.125     1/2/06     $67,828     $147,063
Stephen R. Theroux......   4,600        9.2%     $10.125     1/2/06     $48,001     $104,075

  The assumed annual rates of appreciation of five and ten percent would result in the price of the Company's stock increasing to $20.56 and $32.75, respectively, at the end of the option term.

                                RETIREMENT PLAN

  LSB provides eligible employees with a Qualified Defined Benefit Plan designed to meet the requirements of the Employee Retirement Income Security Act ("ERISA"). Eligible employees must be at least 21 years of age and must have been employed by LSB for at least one year. Eligible employees are 100% vested after six years participation. Directors of LSB are not eligible to participate in the Retirement Plan. The National Life Insurance Company of Vermont, Montpelier, Vermont, provides administrative services for the Retirement Plan. During 1996, all eligible employees of LSB and its subsidiaries participated in the Retirement Plan. After attainment of normal retirement age (i.e., age 65), a vested participant is entitled to receive normal retirement benefits based upon years of service, level of compensation and Social Security payments. Benefits to participants with less than 22 years of service will be reduced by 1/22 for each year of service less than 22. At December 31, 1996, Mr. Ensign had 25.4 years of service and Mr. Theroux had 9 years credited under the Retirement Plan. The Retirement Plan is funded entirely by contributions from LSB. Contributions are determined based upon an annual census of LSB's eligible employees and their salaries at December 31 of each year. National Life Insurance Company of Vermont is not able to determine the contribution made by LSB attributable to Mr. Ensign or any other employee individually.

  The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous Plan provisions available for various levels of compensation and years of service. Benefits are computed based on an average of an employee's highest three years salary out of the last ten years of employment. There is no Social Security or other offset amount. The figures in this table are based upon the assumption that the Plan continues in its present form and certain other assumptions regarding employee participation, compensation trends and investment performance, i.e., that employee participation continues at present levels, that compensation trends do not change significantly and that the 7.5% figure which has been actuarially calculated for investment performance purposes remains viable.

                  ESTIMATED ANNUAL BENEFITS PAYABLE FOR LIFE

 AVERAGE                 YEARS OF SERVICE AT RETIREMENT (AGE 65)
  ANNUAL       --------------------------------------------------------------------------------
   PAY         10 YEARS         15 YEARS         20 YEARS         25 YEARS         30 YEARS
 -------       --------         --------         --------         --------         --------
 $ 50,000      $ 7,324          $10,987          $14,650          $18,311          $21,974
   70,000       10,690           16,037           21,384           26,727           32,074
   90,000       14,057           21,087           28,177           35,144           42,174
  110,000       17,423           26,137           34,851           43,560           52,274
  130,000       20,789           31,187           41,585           51,976           62,374
  150,000       24,156           36,237           48,318           60,393           72,474

                     PROFIT SHARING--STOCK OWNERSHIP PLAN

  LSB has adopted a Profit Sharing-Stock Ownership Plan to reward eligible employees for long and loyal service by providing them with retirement benefits. The Plan is a qualified defined contribution plan designed to meet the requirements of ERISA and to conform to Section 401(k) of the Internal Revenue Code. All employees of LSB and its subsidiaries who have attained age 21 and have completed one year of service are eligible to participate in the Plan. Participation is not required. Eligible employees electing to participate may contribute between 2% and 15% of salary (up to a maximum of $9,500) to the Plan. Participants will not be subject to federal income taxation on such contributions which constitute salary reductions at the time such contributions are made. LSB may elect, but it is not required, to make discretionary and/or matching contributions to the Plan.

  For fiscal year 1996, LSB made an 8.45% matching or discretionary contribution to the Plan. Amounts contributed to the Plan are determined by the Board of Directors based upon the profitability of LSB each year. When made, discretionary and matching contributions to the Plan will be invested primarily in company stock. Benefits under the Profit Sharing-Stock Ownership Plan will be payable upon retirement, death or other separation from service.

  The assets of the Profit Sharing-Stock Ownership Plan are held pursuant to an Investment Management Agreement with Charter Trust Company as Agent. The assets are invested as directed by participating employees and LSB.

  A participant's retirement benefit will depend on the amount of the contributions to the Plan together with the gains or losses on the investments.

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

  LSB maintains a policy that loans to Directors, Executive Officers and principal shareholders must be made on substantially the same terms as those prevailing for loans to unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, Board of Director approval (with the interested person abstaining) of aggregate loans to such persons in excess of the higher of $25,000 or

5% of unimpaired capital and surplus, and in any event if more than $500,000 is required. A limit has also been imposed on aggregate loans to a Director, Executive Officer and principal shareholder of the higher of 2.5% of a bank's capital and unimpaired surplus or $25,000, but in no event more than $100,000 (excluding certain home and education loans).

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth the ownership of Common Stock beneficially held by the Directors of the Company, and Executive Officers of the Company as a group as of February 25, 1997. To the best of the Company's knowledge, each beneficial owner listed has sole investment and voting power with respect to the shares indicated unless otherwise noted.

                                                  NUMBER OF SHARES AND
DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS  NATURE OF BENEFICIAL OWNERSHIP PERCENTAGE OF TOTAL SHARES
-------------------------------------------  ------------------------------ --------------------------
Leonard R. Cashman......                                  7,426(1)                      .34%
Stephen W. Ensign.......                                 51,216(2)                     2.35
Ralph B. Fifield, Jr....                                 12,988(3)                      .60
John A. Kelley, Jr......                                 14,040(4)                      .64
John J. Kiernan.........                                 31,295(5)                     1.43
Dennis A. Morrow........                                 19,398(6)                      .89
Jack H. Nelson..........                                 13,658                         .63
Priscilla W. Ohler......                                 14,768(7)                      .68
Perry R. Smith, Jr......                                  9,216(8)                      .42
Stephen R. Theroux......                                 24,133(9)                     1.10
Kenneth D. Weed.........                                 20,956(10)                     .96
Total owned by Direc-
 tors, Nominees and Ex-
 ecutive Officers as a
 group (11 persons).....                                219,094                       10.04%

--------
 (1) Includes 3,160 shares held jointly by Mr. Cashman and his wife with shared voting and investment power.
 (2) Includes 21,456 shares held jointly by Mr. Ensign and his wife with shared voting and investment power, 200 shares held by Mr. Ensign as custodian for his minor child under the Uniform Gift to Minors Act for which he has sole voting and investment power, and 26,022 shares subject to outstanding options which are exercisable within 60 days from February 25, 1997.
 (3) Includes 6,000 shares subject to outstanding options which are exercisable within 60 days from February 25, 1997.
 (4) Includes 8,040 shares held jointly by Mr. Kelley and his wife with shared voting and investment power, with 6,000 shares subject to outstanding options which are exercisable within 60 days from February 25, 1997.
 (5) Includes 21,380 shares held jointly by Mr. Kiernan and his wife with shared voting and investment power, with 2,000 shares held in a spousal IRA for which his wife has sole voting and investment power and to which Mr. Kiernan disclaims beneficial ownership, and 6,000 outstanding options which are exercisable within 60 days from February 25, 1997.
 (6) Includes 8,700 shares held jointly by Mr. Morrow and his wife with shared voting and investment power, and 6,000 outstanding options which are exercisable within 60 days from February 25, 1997.
 (7) Includes 6,000 shares subject to outstanding options which are exercisable within 60 days from February 25, 1997.
 (8) Includes 3,216 shares held jointly by Mr. Smith and his wife with shared voting and investment power, and 6,000 shares subject to outstanding options which are exercisable within 60 days from February 25, 1997.

 (9) Includes 5,216 shares held jointly by Mr. Theroux and his wife with shared voting and investment power, and 16,632 shares which are subject to outstanding options which are exercisable within 60 days from February 25, 1997.
(10) Includes 7,478 shares held in trust by Mr. Weed's wife, and 6,000 shares subject to outstanding options which are exercisable within 60 days from February 25, 1997.

               COMPLIANCE WITH EXCHANGE ACT FILING REQUIREMENTS

  Section 16 of the Securities and Exchange Act of 1934 requires the Company's Executive Officers and Directors, and any person owning more than ten percent (10%) of a class of the Company's stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Based solely upon a review of the reports filed with the SEC and furnished to the Company, as well as letters furnished to the Company by various reporting persons, the Company believes it has complied fully with Section 16.

             PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS

  The Board of Directors has appointed Shatswell, MacLeod & Company, P.C. to serve as independent auditors for fiscal year 1997, subject to ratification by the shareholders.

  One or more representatives of Shatswell, MacLeod & Company, P.C. are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF SHATSWELL, MACLEOD & COMPANY, P.C. AS INDEPENDENT AUDITORS.

  A majority of the votes cast is required for ratification. If the shareholders fail to ratify the appointment, such action will be considered as a direction to the Board of Directors to select another independent auditing firm.

                    ANNUAL REPORT AND FINANCIAL STATEMENTS

  A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996 accompanies this Proxy Statement. Additional copies of the Company's Annual Report to Shareholders may be obtained by written request to the Secretary of the Company.

                                REVOCABLE PROXY
                     NEW HAMPSHIRE THRIFT BANCSHARES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      OF
                     NEW HAMPSHIRE THRIFT BANCSHARES, INC.

  UNDERSIGNED Shareholder(s) of NEW HAMPSHIRE THRIFT BANCSHARES, INC. (the "Company"), The Carriage House, P.O. Box 37, New London, New Hampshire, hereby appoint(s) Stephen W. Ensign and John J. Kiernan as their designees and each of them, with full powers of substitution, proxies of the undersigned to cast all votes which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of the Company to be held at 10:00 a.m. on April 9, 1997, in the 1868 Room of the Lake Sunapee Bank Building, 9 Main Street, Newport, New Hampshire, and all adjournments thereof, with all powers the undersigned would possess if personally present, and particularly (without limiting the generality of the foregoing) to vote and act.

  The Proxy holders intend to vote FOR the Directors and proposals listed herein unless marked to the contrary. If any other business should come before the meeting, the above Proxy will be voted in accordance with the best judgment of the Proxy holder. The Proxy will be used only at the above Annual Meeting or any adjournment(s) thereof.

NOTE: THE COMPANY KNOWS OF NO OTHER BUSINESS TO COME BEFORE THE MEETING.

                             FOLD AND DETACH HERE

-------------------------------------------------------------------------------

                                                    Please mark your
                                                    votes as indicated  [X]
                                                    in this example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL MATTERS TO BE VOTED ON.

1. Election of Directors: NOMINEES: Ralph B. Fifield, Jr., John A. Kelley, Jr., Jack H. Nelson and Priscilla W. Ohler.

            FOR all nominees                            WITHHOLD
           listed to the right                          AUTHORITY
            (except as marked                   to vote for all nominees
            to the contrary)                       listed to the right
                   [_]                                     [_]


2. Proposal to ratify the appointment of Shatswell, MacLeod & Co., P.C. as certified independent public accountants for fiscal year 1997.

                 FOR               AGAINST             ABSTAIN
                 [_]                 [_]                 [_]


3. If any business should come before the meeting or adjournment(s) thereof, the above Proxy will be voted in accordance with the best judgment of the Proxy holder.


(INSTRUCTION: To withhold authority to vote for any individual nominees, write the nominees' name(s) on the line below.)

--------------------------------------------------------------------------------

                                                                    WILL ATTEND
                                                                      MEETING
                                                                        [_]

Undersigned hereby acknowledges receipt of the Notice of Shareholders and ac-companying Proxy Statement dated March 7, 1997 prior to signing this Proxy. Please sign, date and return today in the envelope provided. If a corporation, please sign full name by President or other authorized officer, giving title. If a partnership, sign in partnership name by authorized person. Please sign exactly as shown on left. Only one signature needed for shares held in joint ownership.

-------------------------------------------------------------------------------
                                   Signature

-------------------------------------------------------------------------------
                                   Signature

-------------------------------------------------------------------------------
                                     Date

NOTE: PLEASE SIGN AS NAME APPEARS HEREON, WHEN SIGNING AS ATTORNEY, EXECUTOR,
      ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.


                             FOLD AND DETACH HERE